UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 1, 2012

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Special Note — This Current Report on Form 8-K contains forward-looking statements that are based on our current expectations.  Actual results may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. See “Disclosures About Forward-Looking Statements” below.

Background and Restatement Determination

As previously disclosed, Chimera Investment Corporation (the “Company,” “our,” or “we”) commenced an evaluation of our accounting policy related to the application of generally accepted accounting principles (“GAAP”) to our non-Agency residential mortgage-backed securities portfolio.  Our evaluation relates to the accounting for our non-Agency residential mortgage-backed securities portfolio under Financial Accounting Standards Board Accounting Standards Codification (ASC) Subtopic 320-10, Investments – Debt and Equity Securities (“ASC 320-10”), ASC Subtopic 325-40, Investments – Other – Beneficial Interests in Securitized Financial Assets (“ASC 325-40”), and ASC Subtopic 310-30, Receivables – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“ASC 310-30”). The evaluation was conducted by senior management under the supervision of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

We are still completing our evaluation.  On August 1, 2012, the Audit Committee concluded, after discussions with management and Deloitte & Touche, LLP (“Deloitte”), our independent registered public accounting firm since our inception and up to and including for the fiscal year ended December 31, 2011, that each of our previously issued (i) consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008, and (ii) interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2008 and for all subsequent quarters through the quarter ended September 30, 2011 need to be restated (the “Restatement”).  In this Current Report on Form 8-K, the years and interim periods included in the Restatement are collectively referred to as the “Restatement Period.”

In light of the need for a Restatement, our previously issued consolidated financial statements for the Restatement Period and the corresponding audit opinions of Deloitte on the consolidated financial statements and the reports on our internal controls over financial reporting included or described in our previously filed Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008 should no longer be relied upon.

The Accounting Error

From the Company’s inception in 2007 through the second quarter of 2011, we applied the guidance in ASC 320-10 as the basis for recognizing interest income and other-than-temporary impairment (“OTTI”) for our investments in non-Agency residential mortgage-backed securities.

After we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 on August 8, 2011, we determined that we should have applied the guidance in ASC 325-40 as the basis for recognizing OTTI for certain of our investments in non-Agency residential mortgage-backed securities that are not of high credit quality.  At that time, we adopted ASC 325-40 as the basis for recognizing OTTI, but continued to apply the guidance in ASC 320-10 as the basis for recognizing interest income on these assets and incorrectly accreted the purchase discount towards par for principal payments received on assets that should not have been accounted for under ASC 320-10.  We prospectively restated prior-period financial information included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

In connection with remediating the material weakness in internal controls over financial reporting that led to the restatement of prior-period financial information included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, we determined that in addition to the guidance in ASC 325-40, we should have also applied the guidance in ASC 310-30 for certain of our investments in non-Agency residential mortgage-backed securities with deteriorated credit quality.  Further, the guidance in ASC 325-40 and in ASC 310-30 should have been applied as the basis for recognizing both interest income and OTTI on these assets.  That is, we should have applied the guidance in ASC 325-40 as the basis for recognizing interest income and OTTI on some of our investments in non-Agency residential mortgage-backed securities that are not of high credit quality, and the guidance in ASC 310-30 as the basis for recognizing interest income and OTTI on other of our investments in non-Agency residential mortgage-backed securities with deteriorated credit quality.

The GAAP guidance referred to herein is summarized below.  The summary is not complete and is not intended to be a substitute for the full text of the authoritative guidance. The summary should be read in conjunction with the full text of the authoritative guidance.  The GAAP guidance applied as a basis for recognizing interest income and OTTI for debt securities differs depending on a number of factors, including the credit quality of the securities.

Debt securities that are of high credit quality and that meet other specified criteria are covered under ASC 320-10.  Interest income is recognized over the life of the security on a constant (level-yield) basis using the interest method as described in ASC Subtopic 310-20, Receivables – Nonrefundable Fees and Other Costs.  The effective yield is adjusted retrospectively for differences between actual and anticipated prepayments.  That is, the amortized cost is restated to the amount that would have existed had the new effective yield been applied since acquisition, with an offsetting charge or credit to interest income.  OTTI is recognized if fair value falls below amortized cost and certain conditions are present, including that the amortized cost is not recoverable.

Debt securities acquired with evidence of deteriorated credit quality for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable and that meet other specified criteria are covered by ASC 310-30.  Interest income is recognized on a level-yield basis over the life of the security using the effective yield method.  The effective yield is adjusted prospectively if there is an increase in the cash flows expected to be collected and the increase is significant.  OTTI is recognized if fair value falls below amortized cost and certain conditions are present, including a decrease in the cash flows expected to be collected.

Debt securities that are beneficial interests in securitized financial assets that are not of high credit quality and that meet other specified criteria are covered under ASC 325-40.  Interest income is recognized over the life of the security using the effective interest method.  The accretable yield is adjusted prospectively if there is a change in the cash flows expected to be collected (increase or decrease).  OTTI is recognized if fair value falls below amortized cost and certain conditions are present, including a decrease in the cash flows expected to be collected.

The recognition of interest income and OTTI under each of these subtopics is different.  As a result of applying the correct GAAP guidance to our investments in non-Agency residential mortgage-backed securities, our previously reported GAAP earnings will be reduced and GAAP statements of financial condition will change.   However, these changes are not expected to affect the Company’s previously reported GAAP or economic book values, actual cash flows, dividends and taxable income for any previous period.

The following section summarizes our estimates of the anticipated impact of these changes.

Anticipated Impact of the Restatement

Set forth below are estimates of the cumulative anticipated impact of the Restatement on our previously issued consolidated financial statements for the years ended December 31, 2010, 2009 and 2008 and the consolidated financial statements for the nine months ended September 30, 2011.  Our previously issued consolidated financial statements include the impact of the prospective restatements included in our Form 10-Q for the nine months ended September 30, 2011 for periods beginning January 1, 2010.

Consolidated Statements of Operations:

●	Interest income for the Restatement Period is expected to decrease by approximately $411 million (22%) from approximately $1.88 billion to $1.46 billion.

●	Other-than-temporary impairment losses for the Restatement Period is expected to increase by approximately $293 million (154%) from approximately $190 million to $484 million.

●	Realized losses on sales for the Restatement Period is expected to decrease by approximately $9 million (31%) from approximately $29 million to $20 million.

●	Net income for the Restatement Period is expected to decrease by approximately $695 million (66%) from approximately $1.06 billion to $367 million

Consolidated Statements of Financial Condition:

●	Accumulated other comprehensive income (loss) for the Restatement Period is expected to increase by approximately $695 million (2,317%) from approximately $30 million to $725 million.

●	Accumulated deficit for the Restatement Period is expected to increase by approximately $695 million (240%) from ($289) million to ($984) million.

The above statements regarding the expected impact and amounts of the Restatement and the anticipated timing of our SEC filings constitute forward-looking statements that are based on our current expectations. The actual impact and amounts and the detailed presentation of the Restatement will be included in our upcoming filings after we have completed our work on the Restatement and Deloitte has completed its audit of our consolidated financial statements for the year ended December 31, 2011.   There can be no assurance that the final impact and the amounts of the Restatement will not differ materially from estimates that are described in this Current Report on Form 8-K or that any other information set forth herein will not change materially before we file our restated consolidated financial statements. We specifically note that we are still evaluating our projection of cash flows for OTTI and income recognition purposes.

Anticipated Presentation and Timing of the Restatement

We currently intend to present the Restatement in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 10-K”), which has not yet been filed.  We are currently unable to estimate the timing for filing the 2011 10-K.  We expect to file our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2012 within 60 days of filing the 2011 10-K and any subsequent unfiled Quarterly Reports will be filed as soon as practicable.

Assessment of Internal Controls Over Financial Reporting

We are aware that the occurrence of a restatement of previously issued consolidated financial statements can indicate material weaknesses in internal controls over financial reporting.  We are in the process of assessing the extent of the material weaknesses in our internal controls over financial reporting during the Restatement Period, and it is possible we may identify one or more control deficiencies.

As we work to complete our 2011 10-K, other information of which we are not currently aware may arise that could, among other things, cause the final impact and amounts of the Restatement to differ materially from what is described in this Current Report on Form 8-K.

* * *

The Audit Committee has discussed the matters described in this Current Report on Form 8-K with Deloitte.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the Restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, material weaknesses in internal control over financial reporting and the filing of our untimely SEC reports, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of our restated consolidated financial statements and that our internal control over financial reporting may be inadequate or have weaknesses of which we are not currently aware or which have not been detected. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), as supplemented by the reports we have filed since the 2010 10-K.

Item 9.01  Financial Statements and Exhibits

         (c)     Exhibits

99.1      Press Release, dated August 7, 2012, issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ A. Alexandra Denahan
			Name:	A. Alexandra Denahan
			Title:	Chief Financial Officer

Date:	August 7, 2012